UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 2003



                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                      1-4626                 13-1534671
----------------------------     ------------------         -------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                   Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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  (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)


Item 5.  Other Events


     On May 7, 2003, the Board of Directors of Harvey Electronics, Inc. (the "Company") in accordance with the Company's By-laws, approved adding a member to the Board of Directors. The Board approved Nicholas A. Marshall as a new member of the Company's Board of Directors. On May 8, 2003, Mr. Marshall accepted the position as a Director to serve on the Company's Board of Directors until the next annual meeting of shareholders, currently planned to occur on or about June 27, 2003. Mr. Marshall will stand for election at the currently planned annual shareholders meeting.

     Since 1998, Mr. Marshall has worked as a consultant and trustee of a family estate. From 1983 - 1997, Mr. Marshall served as a director of the Greater New York Savings Bank and from 1997-1998 he was an Advisory Board member of Astoria Federal Corporation. Mr. Marshall has over 37 years of experience in investing banking and has held senior executive positions in several asset management firms. Mr. Marshall has a BA degree from Yale University and an MBA from Harvard Business School.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          HARVEY ELECTRONICS, INC.


                           By: /s/ Joseph J. Calabrese
                               -----------------------
                              Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  May 15, 2003